Exhibit 10.1

EXCLUSIVE COMMERCIAL AGENCY AGREEMENT

This agreement is made on the 27 day of July between:

1-

1.	GULF AUTOMATION SERVICES & OILFIELD SUPPLIES COMPANY [GASOS] LLC, a company incorporated according to the laws of United Arab Emirates, registered under commercial license No. (CN-1001756) issued by the Department of Economic Development in Abu Dhabi, and having its offices at P. 0. Box 6203, Abu Dhabi, United Arab Emirates. {Hereinafter referred to as "First party" or " Agent"}

And

2.	DarkPulse Inc a company incorporated according to the laws of Delaware, USA having its offices at 815 Walker Street, Suite 1155 Houston, TX 77002

{Hereinafter referred to as "Second party"}

WHEREAS:

1-	The Second Party wishes to appoint the First Party as its Agent throughout the Emirate of Abu Dhabi, UAE, and whereas First Party is a company wholly owned by UAE Nationals and is willing and qualified to act as the Second Party's Agent.

NOW IT IS HEREBY MUTUALLY AGREED AS FOLLOWS:

I-	APPOINTMENT

(a)	The Second Party hereby appoints the First Party to be its sole and exclusive Agent in Abu Dhabi hereinafter called "the Territory" for the marketing promotion and sale of the Second Party's Products (hereinafter called "The Products") and their related services (hereinafter call "The Services") as specified in clause 8 of this Agreement and subject to the terms and conditions of this Agreement and the provisions of UAE Federal Law Number 18 of 1981 concerning the Organization of Commercial Agencies, and its amendments.

(b)	This Agency Agreement hereby created shall - as soon as possible after the date of the attestation - be registered at the Ministry of Economy and Commerce of the United Arab Emirates as provided in the Federal Law Number 18 of 1981, and its amendments and Ministerial Decree No. 47 of 1989.

2-	DURATION

This Agreement shall commence on the date hereof for a period of one year and shall continue in force thereafter unless and until terminated pursuant to the provisions of this Agreement as per clause 7 item d.

3-	FIRST PARTY'S GENERAL OBLIGATIONS

a.	The First Party shall promote and extend the sale of the Products and the Services within the Territory.

b.	The First Party shall refer to the Second Party all inquiries or tenders for the Products and or Services in the Territory. Such referral shall include all the details necessary for the Second Party to respond effectively to all such inquiries and tenders. The Second Party's response shall be addressed to the First Party who shall transmit it to the client. Any order placed or contract awarded following such inquiry or tender shall be so placed or awarded to the First Party.

1

c.	The First Party shall refrain from any competitive action against the Second Party. The First Party is obliged to refrain from selling, representing or working with any company promoting or having in its product range similar products or services as the Second Party, even when it concerns second hand products.

d.	Upon being so requested by the Second Party, assist in the clearance and importation of all materials, machinery, plant, equipment and other items required and to be used by the Second Party for the Services. Where appropriate and mutually agreed the first party shall apply suitable costs/liability which will be back charged to the second party for said clearance and importation services.

e.	From time to time and upon request by the Second Party, provide within reasonable time, information, and assistance for the purpose of promotion, development and realization of the Second Party's business.

f.	Upon being so requested by the Second Party to assist in the preparation and presentation of proposals and tenders submitted by the Second Party;

g.	Advise the Second Party on establishing and maintaining favorable relationships and channels of communication with the Client.

h.	Assist with and mediate, where required, for the benefit of the Second Party on matters of dispute between the Second Party and the Client.

i.	Furthermore, the First Party will be required to provide Services for the realization of a Contract between the Second Party & Client for the Project. These Services include but are not limited to the following:

(a)	Keeping the Second Party promptly informed of any issues the Client has with the Second Party and their performance in relation to the Project;

(b)	Reporting as per the Second Party's reasonable request on each aspect of Agent activity in connection with the Project;

(c)	Advising and giving guidance on appropriate negotiation strategies and tactics, including problems resolution during negotiations for the Project;

(d)	Assistance in arranging meetings with the Client;

(e)	Ensuring that the Second Party is kept aware of all requirements of Client, respecting the award of the Contract and advising the Second Party from time to time as to satisfying such requirements;

(f)	Advising the Second Party of any preferences of Client in respect to subcontractor, vendors and other persons;

(g)	Assist the Second Party in resolving any technical and commercial matters; and

(h)	Advise and assist the Second Party in connection with invoicing and receiving payments from Client.

j.	The First Party shall have no authority, and shall not represent itself or hold itself out as having any authority to enter into any contract, make any payment, offer any condition, warranty or guarantee, change or compromise any part of any contract or incur or assume any liability of any nature whatsoever on behalf of the Second Party or an Affiliate and the Second Party shall not have any liability for the actions or omissions of the First Party or its employees, agents or representatives.

k.	The First Party agree to comply with the Second Party Anti Bribery and Corruption requirements and processes as per addendum number 1 attached.

l.	The First Party agree, where necessary and appropriate, to allow the Second Party to utilise GASOS ICV ( In Country Value Score) subject to agreement on a bid by bid / project by project basis.

2

4-	Representations and Warranties of Agent

4-1	The First Party represents and warrants to the Second Party, and acknowledges that the Second Party is relying upon such representations and warranties as an inducement to enter into this Agreement with The First Party, as follows;

(a)	The First Party is familiar with and understands all applicable Laws, including the provisions of such Laws prohibiting any direct or indirect offer, payment promise to pay or authorization to pay anything of value to any individual or entity, including governmental officials and political party officials in order to obtain or retain business advantages, influencing such persons to act, or inducing such persons to use their official capacity to obtain or retain a business advantage;

(b)	The First Party has not made any offers, payments, promises to pay or authorizations to pay in contravention of any applicable Laws;

(c)	The First Party is not an official, employee, agent or representative of any government or political party or a candidate for political office;

(d)	The First Party is not an official, employee, agent or representative of the Client or any other client of the Second Party; and

(e)	The First Party warrants it is not providing and will not provide services similar to the Services to any other entity with references to the project.

5-	The Fees

a-	In consideration for the services rendered by the First Party to the Second Party under this Agreement, the First Party shall be entitled to:

(1)	All profits made by the First Party on Sales effected within the Territory (it being understood that the First Party shall purchase the Products from the Second Party at a mutually agreed discount); and

(2)	A commission of 5% ( Five percent) for each and every sale of Products effected within the Territory by the Second Party whether or not the sale is a result of the First Party's efforts. This commission shall be payable on all such sales, whether the orders were placed directly with the Second Party or through the First Party.

(3)	A commission of 5% ( Five percent) for each and every Service provided within the Territory by the Second party whether or not the Service is provided as a result of the First party's efforts. This commission shall be payable on all Services so provided, whether the request for such Services was communicated directly to the Second Party or through the First Party.

b-	Payment of any commission in respect to which the First Party is entitled, shall be made immediately on pro-rata basis upon receipt by the Second Party of the monies from its customers for sale of Products and/or for the provision of Services.

c-	The commission shall represent the full and final amount which may become payable by the Second Party to the First Party for the performance of the Services hereunder, if any. The First Party shall be liable for all taxes of whatsoever nature arising in relation to the commission payments. The Second Party shall not be liable for any taxes for any part of the commission paid to the First Party. The Second Party shall not be liable for transportation, travel or communication costs or any other costs, and the commission amount is deemed to be all inclusive of all costs arising out of the provision of the Services, unless agreed in advance by writing from the Second Party and signed by the Second Party authorized representative.

d-	Both parties agree that each project shall be reviewed on a case by case basis and the commission rate will be adjusted, where appropriate, to ensure commercial viability of any/all bid submissions. This shall be agreed and confirmed in writing prior to submission of any bid and the agreed commission percentage shall take precedence over the percentage agreement identified in clause 5 "The Fees" (a; 2 & 3) above.

3

6-	OBLIGATIONS OF SECOND PARTY

The Second Party shall:

a-	Not sell any of the Products or provide any of the services:

(1)	to any person, firm, or company within the Territory other than subject to the terms of this Agreement; or

(2)	to any person firm or company outside the Territory with a view to resale of the Products within the Territory.

b-	In certain cases and with prior knowledge and consent of the First Party, be allowed to sell its products and to provide the services directly to Third Parties in the Territory provided the First Party has a fixed commission of 5% (Five percent) on each and every Sale and or Service.

c-	At its own expenses supply the First Party with sufficient instruction books, technical pamphlets, catalogues, brochures and advertising material with a view to promoting sales of the Products and or provision of the Services within the Territory.

d-	Ensure at all times that the prices quoted by it for the supply of the Products in the Territory are as competitive as possible taking into account all relevant circumstances.

e-	Ensure that the Products are manufactured to the highest standard and give all such representation, warranties and guarantees as to their fitness and merchantability as is usual for similar Products of a competing nature and honour such guarantees, warranties and representation in all respects.

f-1	In the event that the First Party is required to submit bid or performance bonds or guarantees as may be necessary for the performance of any contracts the Second Party shall at the request of the First Party provide the First Party with back to back bid and performance bonds or guarantees and generally indemnify and hold the First Party safe and harmless from any liability under such bonds or guarantees.

f-2	Provide the Services with utmost care and skill, and to the highest standard and give all such warranties and guaranties as to the quality of the Service as is customary for such services.

g-	A written notice of 60 days to that effect must be served to the First Party before any price increase with respect to the Products and or Services becomes effective.

h-	Both parties agree that each project shall be reviewed on a case by case basis and the commission rate will be adjusted, where appropriate, to ensure commercial viability of any/all bid submissions. This shall be agreed and confirmed in writing prior to submission of any bid and the agreed commission percentage shall take precedence over the percentage agreement identified in clause 6 "Obligations of the Second Party" (b) above.

7-	TERMINATION

Subject to Clause 14 and the Federal Law of 18 of 1981 and its amendments.

a)	In case the Two Parties have agreed in writing to terminate this agreement.

b)	This Agreement shall be referred to the commercial Agency Committee if a party thereto does not remedy a breach of this Agreement 30 days after a notice to that effect is served to it from the other party; and

c)	If either party becomes insolvent, bankrupt, is wound up, compounds with its creditors or is otherwise unable to pay its debts, the other Party shall be entitled to terminate this Agreement immediately.

4

d)	Both parties agree to conduct an annual review of this agency agreement and confirm during said review that, subject to 3 months notice, either party shall reserve the right to terminate the agreement for convenience. Any projects or contracts commenced or bid prior to the termination date shall be governed by the terms of this agreement unless otherwise agreed in writing by both parties.

8-	PRODUCTS AND SERVICES

The Products and Services subject matter of this Agreement are the following:

1-	Bespoke communications, technology and security systems utilizing DarkPulse Patented Technologies.

2-	Consultancy, Design, Procurement, Supply, Installation, Integration, Commissioning and Maintenance related to item 1.

3-	Items 1 and 2 provided via Second Party offices/facilities in the US, UK, India and UAE namely:
DarkPulse Inc. 815 Walker Street, Suite 1155 Houston, TX 77002 USA
DarkPulse Inc. Unit 8,Titan Business Centre, Tachbrook Park Warwick CV34 6RR, UK
DarkPulse Inc Unit No. One JLT-5-00, Plot No. DMCC-EZI-1AB Jumeirah Tower Dubai,UAE.
DarkPulse Inc. Unit 704, Al Rupa Solitaire Millenium Business Park, Kopar Khairane, Navi Mumbai 400 710 India

9-	CONFIDENTIALITY

Each party hereto undertakes that it will not at any time during the continuation of this Agreement divulge any information in relation to the other party's affairs or business or method of carrying on business.

10-	NOTICES

Any notice required to be given by either party hereunder shall be as follows:

a.	if to the First Party, to email address gasos@gasosauh.ae and shall subsequently be confirmed immediately by return email addressed to the other party at its email address shown above. Every notice shall be deemed to have been given and received at the time of email confirmation.

or

if to the Second Party, to email address doleary@DarkPulse.com and shall subsequently be confirmed immediately by return email addressed to the other party at its email address shown above. Every notice shall be deemed to have been given and received at the time of email confirmation.

11-	EXPENSES

The costs and expenses of an incidental nature to the preparation and completion of this Agreement and its registration shall be borne by the Second Party for the first year of service.

Subsequent year renewal registration fees will be borne by the first party.

12-	TRADEMARKS

The Second Party shall hold the First Party harmless against any legal action based on the infringement of any copyright, trademark, patent or any other intellectual property rights in relation to the Products and or Services.

5

13-	DELIVERY OF THE PRODUCT

The product shall be delivered in the manner and to the places in Abu Dhabi, United Arab Emirates as agreed upon in writing by the Parties.

14-	FORCE MAJEURE

Neither Party shall have any liability whatsoever or be deemed to be in default for any delay or failure in performance under this Agreement resulting from acts beyond the control of that Party including but not limited to acts of God, war or national emergency, accident, fire, riot, strike (except the strike of that Party's personnel) or epidemics.

15-	GOVERNING LAW AND JURISDICTION

This Agreement shall be subject to the provisions of Federal Law Number 18 of 1981, concerning the organization of Commercial Agencies and its amendments shall be governed by and construed and interpreted in accordance with the laws of the United Arab Emirates and the Emirate of Abu Dhabi and any dispute or difference arising out of this Agreement which cannot be settled amicably shall be referred by either party to the Commercial Agencies Committee established under Federal Law Number 18 of 1981, and its amendments provided always that should such a Committee refuse or fail to consider the same within 90 days of such referral then the matter shall be finally settled by the exclusive jurisdiction of the Courts of the Emirate of Abu Dhabi.

16-	Limitation of The Second Party Liability:

The Second Party shall have no liability to the First Party pursuant to this Agreement other than to make payment of the Commissions against revenue received from the Client as provided herein. The Second Party thus has no liability inter alia for the First Party's direct or indirect costs or consequential losses, damages on account of loss of prospective anticipated commission or profits, expenditures, investments, leases or other commitments which may have been made by the First Party in order to perform the Services hereunder or otherwise, loss of goodwill or business opportunities or compensation for the length which the First Party has provided Services or similar services to the Second Party.

17-	MISCELLANEOUS PROVISIONS

(a)	The invalidity of any provision of this Agreement shall not effect the validity of any other provision.

(b)	The clause and other headings contained in this Agreement are for reference only and shall not affect its interpretation.

(c)	This Agreement is executed in the English and Arabic Languages and in the event of any inconsistency or discrepancy between the two the Arabic language version shall prevail.

(d)	This Agreement cancels and supersedes all previous agreements or arrangements relating to the Products between the Parties, whether in writing or otherwise.

18-	REGISTRATION IN UAE

As per this agreement, the Second Party has no objection for the First Party to register the Agency Agreement in the Agency Register of the Ministry of Economy, Agency Department in accordance to the UAE Commercial Agencies Law No. 18 of 1981. This applies to the Emirate of Abu Dhabi only.

6

In witness whereof the Parties hereto have executed this Agreement on the day and year first above written.

NOTE :

If Principal signs outside U.A.E., signature must be:

a.	Signed and notarized by Notary Public.
b.	Authenticated by the Foreign Office.
c.	Certified by the U.A.E. Embassy. (if not available any Embassy member of the Arab League).

7